ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made and entered into by and among The McCall Law Firm ("MLF), Attorneys at Law, Fort Worth, Texas, and GameHappy.com, Inc. ("GHI"), a Texas corporation, on behalf of all subscribers (the "Investors") to the initial public offering (the "Offering") of common stock by GHI, pursuant to a Registration Statement filed under the Securities Act of 1933 on Form SB-1.

                                        I

                                    RECITALS

         1.1 Purchase of Shares. The Investors, at a price of $1.00 per share, desire to individually purchase from GHI, an aggregate of between 50,000 shares and 500,000 shares (the "Shares") of the common stock of GHI pursuant to the terms of the Offering. However, there is no certainty that any Shares may be purchased under the Offering.

         1.2 Purpose Hereof. In order to facilitate the purchase of the Shares, GHI shall deposit all funds received by it from the sale of the Shares to Investors (the "Escrow Funds") with MLF, and MLF shall hold the Escrow Funds and not release them to GHI until such time as is described below.

                                       II

                                ESCROW PROVISIONS

         2.1 Appointment of MLF. MLF is hereby appointed as Escrow Agent to receive, hold, and distribute all funds deposited by the Investors for Shares, all as hereinafter provided.

         2.2 Deposit and Receipt of Funds. MLF shall deposit all funds for purchase of the Shares in its Attorney Trust Account (the "Escrow Account"). Concurrently with the delivery of the deposits by each Investor, MLF shall give each Investor and GHI a receipt for the funds received by MLF.

         2.3 Disbursement of Escrow Funds. Following deposit into the Escrow Account of funds totaling $50,000.00, MLF shall disburse all such funds to GHI and shall notify all Investors that placed Escrow Funds with MLF that such disbursement has taken place.

         2.4  MLF's   Responsibility.   MLF's  sole  responsibility  under  this
Agreement shall be for the recording of deposits by the Investors, the safekeeping of the Escrow Funds, and the disbursement thereof in accordance with Paragraph 2.3, and MLF shall not be required to take any other action with reference to any matters which might arise in connection with the Escrow Funds or this Agreement. MLF shall not be liable to GHI or any Investor for anything which MLF may do or refrain from doing in connection herewith, so long as MLF is acting in good faith in an attempt to perform its duties under this Agreement or unless Owen is guilty of gross negligence or willful


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misconduct.  MLF is not a party  to,  nor is it  bound  by,  nor  shall  it give consideration to the terms or provisions of, even though he may have knowledge of, (i) any agreement or undertaking of any agreement with any other party or parties, except for this Agreement, (ii) any agreement or undertaking which may be evidenced or disclosed by this Agreement, and (iii) any other agreements regarding the Escrow Funds that may now or in the future be deposited with MLF in connection with this Agreement. MLF has no duty to determine or inquire into any happening or occurrence or any performance or failure of performance of the Investors or GHI or any other parties with respect to agreements or arrangements with each other or with any other party or parties.

         2.5 Indemnity to MLF. GHI agrees to indemnify and hold MLF harmless against and from any and all costs, expenses, claims, losses, liabilities, and damages (including reasonable attorneys' fees) that may arise out of or in connection with MLF's acting as Escrow Agent under the terms of this Agreement, except in those instances where MLF has been guilty of gross negligence or willful misconduct.

         2.6 Return of Escrow Funds. If $50,000.00 is not deposited in the Escrow Account by the Investors on or before 180 days after the effective date of the offering, MLF shall promptly return to each Investor from the Escrow Funds, an amount equal to the amount deposited by such Investor.

         2.7 Effective Date and Termination. This Escrow Agreement shall become effective on the date the first deposit is made by an Investor into Escrow. All of the provisions of this Agreement shall terminate 180 days after the effective date of the offering by refunding all funds in escrow to the Investors, or by the disbursement of all Escrow Funds as herein set out. If not so terminated, MLF at any time after such date may disburse the allocable portion of the Escrow Funds to each respective Investor, close his records, and withdraw all of MLF's liability and obligations in connection with the Escrow Funds and this Agreement shall terminate.

                                       III

                                  MISCELLANEOUS

         3.1 Multiple Counterparts. It is intended that this Agreement shall be executed in multiple counterparts, each of which, when so executed, shall be considered an original, but all of which shall together constitute one and the same instrument.

         3.2 Entire Agreement. This instrument evidences the entire agreement between MLF and GHI with respect to the purchase of the Shares by Investors

         3.3 Controlling Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         3.4 Notices. Any notice, request, instruction, or other instrument to be given or served hereunder upon any party shall be deemed given or served if in writing and delivered personally or sent by United States Mail, postage prepaid, certified, return receipt requested, to the respective party


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or parties at the following addresses:

         a)       If to MLF:                The McCall Law Firm
                                                     7642 Pebble Drive
                                                     Fort Worth, Texas 76118
                                                     Attn: Victor L. McCall

         b)       If to GHI:                GameHappy.com, Inc.
                                                     204 South Parker
                                                     Bryan, Texas 77803
                                                     Attn: Charles H. Davis

         EXECUTED to be effective as of the 1st day of February, 2001.



                                             THE McCALL LAW FIRM



                                             By:________________________________
                                                   Victor L. McCall




                                             GAMEHAPPY.COM, INC.
                                             a Texas corporation



                                             By:________________________________
                                                  Charles H. Davis, President



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